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                                                                   EXHIBIT 10.12

                                LICENSE AGREEMENT

         This Agreement made this 22nd day of December, 1999 by and between Greenfield Consulting Group, Inc., a corporation organized and existing under the laws of the State of Connecticut, whose principal place of business is located at 274 Riverside Avenue, Westport, Connecticut 06880 ("Licensor"), and Greenfield Online, Inc., a corporation organized and existing under the laws of the State of Connecticut, whose principal place of business is located at 15 River Road, Wilton, Connecticut 06897 ("Licensee").

         WHEREAS the Licensor is the owner of the service mark GREENFIELD ONLINE ("Mark") and the federal service mark application Serial No. 75-694,707 for the Mark, and

         WHEREAS it is the desire and the intention of the parties that the Licensee be permitted to use the Mark throughout the world ("Territory").

         NOW THEREFORE, in consideration of the above and other valuable consideration, the parties hereby agree as follows:

         1. LICENSE. The Licensor grants to the Licensee a perpetual, royalty free right and license to use the Mark in the Territory in connection with full service marketing research services specializing in utilizing a global computer information network to conduct business ("Services").

         2. QUALITY OF SERVICES. The Licensee shall use the Mark only with the Services rendered by or for the Licensee with the quality of the Services satisfactory to the Licensor.

         3. EXCLUSIVITY. Licensor agrees that, effective during the term of this license, Licensor will itself neither use nor grant any other licenses for the use of the Mark. Notwithstanding any provision of this Agreement to the contrary, Licensor reserves any and all rights in and related to the Mark that are not explicitly licensed in this Agreement including but not limited to the right to use, in connection with any and all services, any and all marks (except for GREENFIELD ONLINE), whether or not currently in use or later adopted and/or used, that consist of or comprise "Greenfield" as a mark or mark element.

         4. INSPECTION. The Licensee will permit duly authorized representatives of the Licensor to inspect the premises of the Licensee, at all reasonable times and upon reasonable prior written notice for the purpose of ascertaining or determining compliance with paragraphs 1 and 2 hereof.

         5. USE OF MARK. At Licensor's request, Licensee shall provide Licensor with samples of all literature, brochures, signs, advertising and promotional materials prepared by or for Licensee, and licensee shall obtain the approval of Licensor with respect to all such brochures, signs, advertising and promotional materials bearing the Mark, which approval shall not be unreasonably withheld. When using the Mark under this Agreement, Licensee undertakes to comply substantially with all laws pertaining to service marks in force at any time in the Territory.
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         6. REGISTRATION OF LICENSEE. If the law permits, the Licensor may make application to register the Licensee as a Permitted User or Registered User of the Mark and if necessary, of if requested by the Licensor or its duly authorized representative, the Licensee undertakes to join in such application under the conditions of this Agreement and to execute any such documents and to take such action as may be necessary or requested by the Licensor to implement such application or retain, enforce or defend the Mark.

         7. EXTENT OF LICENSE. The License herein granted shall not be assignable or transferable in any manner whatsoever without the prior written consent of the Licensor except to an entity under common ownership and control of Licensee but only if such entity agrees also to be bound by all of the terms and conditions of this Agreement and the license granted in this Agreement.

         8. INDEMNITY. The Licensor assumes no liability to the Licensee or to any third parties with respect to the quality or performance characteristics of the Services rendered by the Licensee under the Mark or to the use of the Mark in the Territory, and the Licensee shall indemnify and hold harmless Licensor against all losses, damages and expenses, including attorneys' fees, incurred as a result of or related to claims of third persons against Licensor involving Licensee's Services or use of the Mark.

         9. TERMINATION.

                  a. Except as otherwise provided below in Section 9(b), this Agreement shall be perpetual.

                  b. If the Licensee makes any assignment of assets or business for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct its business or affairs, or if it is adjudged in any legal proceeding to be either a voluntary or involuntary bankrupt, then all the rights granted herein shall forthwith cease and terminate without prior notice or legal action by the Licensor.

         10. OWNERSHIP AND PROTECTION OF THE MARK.


                  a. The Licensee acknowledges the Licensor's exclusive worldwide right, title, and interest in and to the Mark, and any state, federal, foreign or international trade or service mark registration and/or application associated therewith and will not at any time do or cause to be done any act or thing contesting or in any way impairing or intending to impair any part of such right, title, and interest. In connection with the use of the Mark, the Licensee shall not in any manner represent that it has any ownership in the Mark or any state, federal, foreign or international registrations and/or applications thereof, and the licensee acknowledges that use of the Mark shall not create in the Licensee's favor any right, title,

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                           or interest in or to the Mark. Upon termination of
                           this Agreement as provided in Section 9(b) above, the Licensee will cease and desist from all use of the Mark and will deliver up to Licensor, or its duly authorized representatives, all material and papers upon which the Mark appears, and the Licensee shall at no time thereafter adopt or use, without the Licensor's prior written consent, any word or mark which is likely to be similar to or to be confused with the Mark.

                  b. Licensor agrees to take reasonable steps directed towards terminating any activities deemed by Licensor to infringe on the Mark. Licensee shall notify Licensor in writing of any infringements or imitations by others of the Mark on services similar to those covered by this Agreement which may come to Licensee's attention. Notwithstanding such notification by Licensee, Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements or imitations. Licensee agrees to assist Licensor to the extent necessary to protect any of Licensor's rights to the Mark, and Licensor, if it so desires, may commence or prosecute any claims or suits in its own name or in the name of Licensee or join Licensee as a party thereto. Licensee hereby further agrees to execute any and all instruments, declarations, affidavits and other documents reasonably requested by Licensor and to provide any and all testimony as reasonably requested by Licensor in connection with the foregoing, in the event that any claim or cause of action is brought pursuant to this Paragraph 10(b) as a result of any mark or trade name that includes mark or trade name elements similar to "on" or "line" or both or that is used for or otherwise pertains to services closely related to the Services set forth in Paragraph 1 of this Agreement, then Licensor and Licensee shall each be entitled, after first subtracting any and all of Licensor's attorneys fees incurred and Licensor's other costs related thereto, to one half of the recovery therefrom including, but not limited to, any damages and/or attorneys fees awarded and/or profits recovered. Licensee shall, at its own expense, pay any and all attorneys fees and other costs incurred by Licensee as a result of Licensee's representation, if at all, by or retainer of its own legal counsel, experts and/or other persons or entities.

                  c. Notwithstanding the failure by Licensor to bring any claim or cause of action with respect to any infringements or imitations of the Mark, Licensee shall not institute any suit or take any action on account of any such infringements or imitations without first obtaining the written consent, which consent will not be unreasonably withheld, of the Licensor so to do. In the event that Licensor does not assert any claim or cause of action as provided in Paragraph 10(b) above but instead grants permission for Licensee to assert claims or causes of action, Licensee shall pay any and all attorneys fees and other costs in connection therewith or related thereto. In the event of litigation pursuant to this Paragraph 10(c), both

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                           Licensor and Licensee shall each be entitled, after
                           first subtracting any and all attorneys fees incurred and other costs of litigation, to one half of the recovery therefrom including, but not limited to, any damages and/or attorneys fees awarded and/or profits recovered.

                  d. Licensee agrees to assist Licensor in the procurement of any protection including the registration of the Mark in any states, in the United States and on any and all foreign and international trademark registers. Licensee hereby agrees to execute any and all instruments, declarations, affidavits and other documents reasonably requested by Licensor and to provide any and all testimony as reasonably requested by Licensor to accomplish, confirm or maintain the foregoing. Notwithstanding the foregoing, Licensor shall be under no obligation to procure any registrations in any state, country, foreign or international register. Licensee agrees to pay all attorneys fees, filing fees and other costs associated with procuring and maintaining any and all foreign and international registrations. Licensee acknowledges and agrees that neither Licensee nor any other person or entity controlled by, related to, successor to or in concert with Licensee shall file any application or obtain any registration on the Mark or on any other mark similar to the Mark.

         11. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect, nor shall the invalidity or unenforceability of a portion of any provision of this Agreement affect the validity or enforceability of the balance of such provision. If any provision of this Agreement, or portion thereof is so broad, in scope or duration, as to be unenforceable, such provision or portion thereof shall be interpreted to be only so broad as is enforceable.

         12. BINDING EFFECT. This Agreement shall be binding upon and ensure to the benefit of the successors and assigns of the parties hereto; provided, however, in accordance with Paragraph 6 hereof, the rights of the Licensee hereunder shall not be assignable or transferable without the prior written consent of the Licensor.

         13. ENTIRE AGREEMENT. This License Agreement represents the entire understanding between the parties with respect to the subject matter hereof and supersedes all such other understandings and agreements, whether written or oral, between the parties.

         14. NOTICES. Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given if mailed by registered mail, postage prepaid, addressed to the party to be notified at its address shown at the beginning of this Agreement, or at such other address as may be furnished in writing to the notifying party.

         15. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Connecticut.

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         IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

                           LICENSOR

                           GREENFIELD CONSULTING GROUP, INC.

                           By_____________________________________________
                                 Andrew Greenfield, President

                           LICENSEE

                           GREENFIELD ONLINE, INC.

                           By_____________________________________________
                                   Rudy Nadilo, President

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                         SUPPLEMENT TO LICENSE AGREEMENT

This Supplement to License Agreement is dated January 27, 2000, by and between Greenfield Consulting Group, LLC., (Licensor) and Greenfield Online, Inc., (Licensee).

WHEREAS: The parties entered into a License Agreement dated December 22, 1999, wherein Licensor granted Licensee an exclusive license to use the Mark GREENFIELD ONLINE;

WHEREAS: Licensee desires to use the Domain Name GREENFIELD.COM in connection with its full service marketing research business throughout the world ("Territory");

WHEREAS: Licensor is the owner of the service mark GREENFIELD reg #2,286,932;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree that the License Agreement shall be supplemented as follows:

1. License: Notwithstanding anything to the contrary contained in the License Agreement, the Licensor grants to Licensee a royalty free right and license to use the GREENFIELD mark solely as a part of the description of the Uniform Resource Locator GREENFIELD.COM (the "URL" or "Domain Name") used by Licensee in conjunction with the Services (including in any advertising or other materials listing the URL or Domain Name). Such right and license shall continue for as long as Licensee continues to offer the Services under the name Greenfield Online, or such other name incorporating the GREENFIELD mark as may be agreed to between the parties.

2. Exclusivity: Licensor agrees that during the term of this license, Licensor will not grant any other license for use of the stand-alone GREENFIELD mark in connection with a URL or Domain Name to any other non-affiliated entity which provides services which are competitive with the Services offered by Licensee, it being understood that nothing in this paragraph restricts in any way the use, in any form, of the GREENFIELD mark by Licensor or any person or entity that controls, is controlled by, or is under common control with Licensor.

3. Link: In order to minimize the risk of confusion, Licensee agrees that, for as long as it uses the URL or Domain Name, and for as long as Licensor continues to conduct business using the GREENFIELD mark as all or a portion of its tradename, Licensee shall maintain a link on the Greenfield.com home page allowing visitors to link to a Web Site designated by Licensor. The size, location, content and appearance of said link will be mutually agreed upon by Licensor and Licensee from time to time in good faith.

4. No Other Changes: Except as expressly provided in this Supplement, all other terms of the License Agreement are Remain in full force and effect. Unless otherwise defined, all capitalized terms in this Supplement have the same meaning as in he License Agreement
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                                    LICENSOR

                                    _________________________________________
                                    Greenfield Consulting Group, LLC
                                    By Andrew Greenfield, President

                                    LICENSEE

                                    _________________________________________
                                    Greenfield Online, Inc.
                                    By Rudy Nadilo, President

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
                         AMENDMENT TO LICENSE AGREEMENT

         AMENDMENT TO LICENSE AGREEMENT, dated January 31, 2002, by The Greenfield Companies, Inc. ("Licensor") and Greenfield Online, Inc. ("Licensee").

         WHEREAS, Licensor's predecessor in interest, Greenfield Consulting Group, LLC, entered into a License Agreement, dated December 22, 1999, in which it granted Licensee an exclusive license to use the Mark GREENFIELD ONLINE, which License Agreement was amended by a Supplement dated January 27, 2000 (the "License Agreement"); and

         WHEREAS, Licensee is selling the assets and goodwill of its custom quantitative and qualitative marketing research business and has requested that Licensor grant to the buyers of that business, Taylor Nelson Sofres Operations, Inc. and Taylor Nelson Sofres Intersearch Corporation (the "Purchasers"), a limited license to use the marks "Greenfield Online Custom" and "Greenfield Online Custom Research" in connection with the purchased business; and

         WHEREAS, Licensor is willing to accommodate Licensee's request pursuant to terms set forth in a separate Term Sheet executed by the parties hereto in January, 2002, and in a separate Trademark License Agreement from Licensor to the Purchasers dated substantially even herewith;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Licensor and Licensee hereby amend the License Agreement as follows:

         1. The scope of Licensee's usage rights under Section 1 of the License Agreement is hereby restricted and limited solely to use in connection with providing online quantitative and qualitative research data collection and wholesale marketing research services to marketing research and data collection companies. For avoidance of doubt, and without limiting the foregoing restriction, it is specifically agreed that custom and syndicated research services by licensee are excluded from the amended License Agreement.

         2. Per Section 3 of the License Agreement, Licensor continues to agree not to use or authorize anyone else to use the Mark, except for the limited license currently being granted to the Purchasers, which Licensee hereby acknowledges and agrees does not constitute a violation of any rights of Licensee.

         3. The following is hereby added at the end of Section 9(b) of the License Agreement: If the Licensee breaches any material provision of this License Agreement, including but not limited to use of the Mark outside the permitted scope of usage rights, the license granted hereunder shall automatically terminate unless Licensee cures the breach within thirty (30) days after receipt of written notice thereof from Licensor specifying the nature of the breach with reasonable specificity.
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         4. Except as provided herein, the License Agreement remains unchanged and in full force and effect. Unless otherwise defined herein, capitalized terms have the same meaning as in the License Agreement.

                               ACCEPTED AND AGREED

THE GREENFIELD COMPANIES, INC.          GREENFIELD ONLINE, INC.


By:______________________________       By:______________________________

Name:____________________________       Name:____________________________

Title:___________________________       Title:___________________________

Date:____________________________       Date:____________________________

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